UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2012

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO		80501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (303) 845-3200
Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On August 8, 2012, we announced earnings for the second quarter ended June 30, 2012 in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated August 8, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: August 8, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Dot Hill Systems Corp. dated August 8, 2012.

Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com

Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com

Peter Seltzberg
Hayden IR
Tel: 646-415-8972
Email: peter@haydenir.com

Dot Hill Reports Second Quarter 2012 Results
Company announces that it has signed contracts with multiple new OEM's for its new midrange products and plans a launch event on August 22, 2012

LONGMONT, Colo. -August 8, 2012 - Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, today announced financial results for the second quarter 2012, the period ended June 30, 2012.
Operational Highlights:

•	The Company announced that it had signed contracts with a number of new OEM's including Harris Broadcast Communications for its forthcoming midrange products.

•	The Company will be hosting a midrange product launch on August 22, 2012.

•	The Company's non-HP OEM business grew 67% in the first half of 2012 compared to the first half of 2011.

•	The Company's branded Channels business grew almost 60% in the first half of 2012 compared to the first half of 2011.
“At the beginning of 2012, when I outlined our game plan, I stated that we were winding down the UVS business in order to focus our investments on core storage opportunities that could result in strong revenue growth in 2013,” stated Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “The early indicators of results from these investments give me greater confidence today that we will indeed start to see tangible returns on our investments beginning in 2013 and that our growth will likely come from our forthcoming midrange products, from new OEM prospects, from competitive consolidation and from continued channel sales traction. Despite the weak economic outlook for the rest of 2012 and potentially into 2013, we continue to expect that these same company specific catalysts will enable us to grow faster than the data storage industry as a whole.”
Financial Highlights:

•
Second quarter 2012 non-GAAP revenue of $47.7 million compared to $54.6 million in the first quarter of 2012, $52.5 million in the second quarter of 2011 and a guidance range of $48 million to $52 million established in May 2012. The Company stated that they had expected a sequential decline in revenue in the second quarter of 2012 due to a first quarter 2012 spike in demand from an OEM partner in the 4G LTE space from whom they recognized revenue of $10.4 million in the first quarter of 2012 compared to revenue of $3.3 million in the second quarter of 2012.

•	Second quarter 2012 non-GAAP gross margin of 27.4% compared to 29.3% in the prior quarter and compared to 26.1% in the second quarter of 2011.

•	Second quarter 2012 non-GAAP EPS of $(0.03) compared to $0.03 in the prior quarter, $0.03 in the second quarter of 2011 and a guidance range of $(0.03) to $0.01 established in May 2012.

•	First half 2012 non-GAAP revenue of $102.3 million compared to $101.0 million for the first half of 2011.

•	First half 2012 non-GAAP gross margin of 28.4% compared to 25.8% for the first half of 2011.

•	First half 2012 non-GAAP EPS of $0.00 compared to $0.05 for the first half of 2011.

•	Cash and cash equivalents of $40.5 million as of June 30, 2012 compared to $41.4 million as of March 31, 2012.
Second Quarter 2012 GAAP Financial Detail:
The Company recognized GAAP net revenue of $47.8 million for the second quarter of 2012, compared to $53.2 million for the second quarter of 2011 and $54.7 million for the first quarter of 2012.
GAAP gross margin for the second quarter of 2012 was 22.9%, compared to 24.8% for the second quarter of 2011 and 27.7% for the first quarter of 2012. The decline in gross margin relative to the first quarter of 2012 was due to impairing assets associated with winding down the company's UVS business, lower revenues and thus margin to cover fixed supply chain costs and increased costs associated with service inventory.
GAAP operating expenses for the second quarter of 2012 were $15.6 million, as compared to $15.1 million for the second quarter of 2011 and $17.1 million in the first quarter of 2012. GAAP net loss for the second quarter of 2012 was $5.0 million, or $(0.09) per share, as compared to a net loss of $1.9 million, or $(0.04) per share, for the second quarter of 2011, and net loss of $1.9 million, or $(0.03) per share, for the first quarter of 2012.
Second Quarter 2012 Non-GAAP Financial Detail:
The company recognized non-GAAP net revenue of $47.7 million for the second quarter of 2012, compared to $52.5 million for the second quarter of 2011 and $54.6 million for the first quarter of 2012.
Non-GAAP gross margin was 27.4% for the second quarter of 2012, compared to 26.1% for the second quarter of 2011 and 29.3% for the first quarter of 2012. Total non-GAAP operating expenses for the second quarter of 2012 were $14.6 million, as compared to $12.0 million for the second quarter of 2011 and $14.2 million for the first quarter of 2012.
Non-GAAP net loss for the second quarter of 2012 was $1.9 million, or $(0.03) per share, as compared to a second quarter 2011 non-GAAP net income of $1.6 million, or $0.03 per share, and first quarter 2012 non-GAAP net income of $1.9 million, or $0.03 per share. Non-GAAP EBITDA for the second quarter of 2012 was negative $0.9 million compared to positive $2.2 million for the second quarter of 2011 and positive $2.3 million for the first quarter of 2012.
Balance Sheet:
The Company exited the second quarter of 2012 with cash and cash equivalents of $40.5 million compared to $46.5 million at the end of June 2011 and $41.4 million at the end of March 31, 2012.
Third Quarter 2012 and 2012 Outlook:
The Company reiterated that it expected a weak economic environment in the second half of 2012 and into 2013 that could potentially subdue growth for companies in the IT space at large and also in the storage markets.
The Company is targeting third quarter 2012 non-GAAP net revenue in the range of $48 million to $53 million and a non-GAAP EPS in the range of $(0.04) per share to $0.01 per share in part as a result of continued investments in the launch preparations for new OEM customers. In addition, the Company updated its 2012 outlook established in March 2012 of non-GAAP net revenue of $205 million to $225 million and non-GAAP EPS of $0.02 to $0.08 to non-GAAP net revenue of $205 million to $215 million and non-GAAP EPS of $(0.02) to $0.04.

“While 2013 is starting to look quite exciting for us, given the economic outlook it is still too early to provide more granularity. We will, however, provide you with more details on December 10th at our Analyst Day,” stated Hanif Jamal, chief financial officer, Dot Hill Systems. “We certainly expect good growth fueled by several company specific factors and given the operating leverage characteristics of our business model we expect this to give us a clear path to consistent non-GAAP profits.”

Conference Call Information:
Dot Hill's second quarter 2012 financial results conference call is scheduled to take place on Wednesday, August 8, 2012 at 11:00 a.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID#11841938.
About Non-GAAP Financial Measures
The Company's non-GAAP financial measures exclude the impact of stock-based compensation expense, intangible asset amortization, legal settlements and associated expenses, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and long-lived assets, contra-revenue charges from the extension of customer warrants, specific and significant warranty claims arising from a supplier's defective products, the impact of the company's now exited AssuredUVS business and the effects of foreign currency gains or losses. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill's RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company's products are in use today by the world's leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill's projected financial results for the third quarter of and full year of 2012 and thereafter, and Dot Hill's ability to achieve profitability. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the third quarter and full year of 2012 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill's control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill's OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill's new products may not prove to be popular; the risk that one or more of Dot Hill's suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Dot Hill may have difficulties integrating the business acquired from Cloverleaf Communications, Inc.; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in the Form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
HILL-F

DOT HILL SYSTEMS CORP. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011	June 30, 2012

Net revenue	$53,179	$54,744	$47,768	$102,353	$102,512
Cost of goods sold	39,984	39,570	36,813	77,056	76,383
Gross profit	13,195	15,174	10,955	25,297	26,129
Operating expenses:
Research and development	8,946	9,942	9,677	16,932	19,619
Sales and marketing	3,649	3,533	3,380	6,682	6,913
General and administrative	2,437	3,068	2,473	4,778	5,541
Restructuring charge (recoveries)	37	601	73	(4)	674
Total operating expenses	15,069	17,144	15,603	28,388	32,747
Operating loss	(1,874)	(1,970)	(4,648)	(3,091)	(6,618)
Other income (expense):
Interest income (expense), net	(5)	8	(7)	(11)	—
Other income (expense), net	(1)	3	7	1	11
Total other income (expense), net	(6)	11	—	(10)	11
Loss before income taxes	(1,880)	(1,959)	(4,648)	(3,101)	(6,607)
Income tax expense	65	(91)	400	115	309
Net loss	$(1,945)	$(1,868)	$(5,048)	$(3,216)	$(6,916)

Net loss per basic and diluted share	$(0.04)	$(0.03)	$(0.09)	$(0.06)	$(0.12)

Shares used to compute net loss
per basic and diluted share	54,737	56,030	56,934	54,536	56,484

DOT HILL SYSTEMS CORP. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except par value data)

	December 31,	June 30,
	2011	2012

Assets
Current assets:
Cash and cash equivalents	$46,168	$40,499
Accounts receivable, net	31,697	27,085
Inventories	5,251	4,656
Prepaid expenses and other assets	7,896	4,681
Total current assets	91,012	76,921
Property and equipment, net	4,972	5,696
Intangible assets, net	2,601	245
Other assets	294	308
Total assets	$98,879	$83,170

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$31,434	$23,045
Accrued compensation	5,049	4,840
Accrued expenses	10,860	7,889
Deferred revenue	883	1,480
Restructuring accrual	1,328	1,139
Current portion of long-term note payable	71	—
Total current liabilities	49,625	38,393
Other long-term liabilities	552	961
Total liabilities	50,177	39,354

Commitments and Contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	58	58
Additional paid-in capital	321,681	323,672
Accumulated other comprehensive loss	(3,662)	(3,623)
Accumulated deficit	(269,375)	(276,291)
Total stockholders' equity	48,702	43,816
Total liabilities and stockholders' equity	$98,879	$83,170

DOT HILL SYSTEMS CORP. UNAUDITED CONSOLIDATED STATEMENETS OF CASH FLOWS (In thousands)

	Three Months Ended
	June 30, 2011	March 31, 2012	June 30, 2012

Cash Flows From Operating Activities:
Net loss	$(1,945)	$(1,868)	$(5,048)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,115	1,085	874
Provision for Bad Debt Expense	—	—	25
Stock-based compensation expense	1,734	1,142	934
Loss on write-off of fixed assets	—	123	121
Loss on write-off of intangible assets	—	—	1,647
Issuance of warrant to customer
Changes in operating assets and liabilities, net of effects of business acquisition:
Accounts receivable	(3,705)	(3,469)	8,051
Inventories	(140)	496	99
Prepaid expenses and other assets	(804)	(5,250)	8,444
Accounts payable	3,184	4,543	(13,705)
Accrued compensation and other expenses	2,276	(1,286)	(1,866)
Deferred revenue	(197)	(96)	698
Restructuring accrual	(238)	411	(600)
Other long-term liabilities	(111)	(118)	530
Net cash provided by (used in) operating activities	1,169	(4,287)	204

Cash Flows From Investing Activities:
Purchases of property and equipment	(974)	(327)	(1,098)
Net cash used in investing activities	(974)	(327)	(1,098)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(68)	(71)	—
Shares withheld for tax purposes	(152)	(401)	(132)
Common stock issued under stock plans	206	448	—
Net cash provided by (used in) financing activities	(14)	(24)	(132)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	18	(83)	78
Net Increase (Decrease) in Cash and Cash Equivalents	199	(4,721)	(948)
Cash and Cash Equivalents, beginning of period	46,309	46,168	41,447
Cash and Cash Equivalents, end of period	$46,508	$41,447	$40,499

Supplemental Disclosures of Non-Cash Investing and
Financing Activities:
Capital assets acquired but not paid	164	855	811

DOT HILL SYSTEMS CORP. UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2012	June 30, 2012	June 30, 2011	June 30, 2012

Net revenue, as reported	$53,179	$54,744	$47,768	$102,353	$102,512
Effect of ITC revenue	(721)	(147)	(59)	(1,352)	(206)
Non-GAAP net revenue	52,458	54,597	47,709	101,001	102,306

Gross profit, as reported	13,195	15,174	10,955	25,297	26,129
Effect of stock-based compensation	285	172	167	418	339
Effect of severance costs	3	6	—	3	6
Effect of ITC revenue	(721)	(147)	(59)	(1,352)	(206)
Effect of ITC expenses	405	356	119	627	475
Effect of intangible asset impairment	—	—	1,647	—	1,647
Effect of intangible asset amortization	519	441	266	1,039	707
Non-GAAP gross profit	13,686	16,002	13,095	26,032	29,097

Operating expenses, as reported	15,069	17,144	15,603	28,388	32,747
Effect of currency gain (loss)	(26)	(376)	29	(84)	(347)
Effect of stock-based compensation	(1,449)	(970)	(767)	(2,119)	(1,737)
Effect of contingent consideration adjustment	—	—	5	—	5
Effect of ITC expenses	(1,540)	(956)	(182)	(2,818)	(1,139)
Effect of restructuring (charge) recoveries	(37)	(601)	(73)	4	(674)
Effect of severance costs	(46)	(9)	—	(46)	(9)
Non-GAAP operating expenses	11,971	14,232	14,615	23,325	28,846

Net loss, as reported	(1,945)	(1,868)	(5,048)	(3,216)	(6,916)
Effect of currency (gain) loss	26	376	(29)	84	347
Effect of stock-based compensation	1,734	1,142	935	2,537	2,077
Effect of contingent consideration adjustment	—	—	(5)	—	(5)
Effect of restructuring charge (recoveries)	37	601	73	(4)	674
Effect of intangible asset amortization	519	441	266	1,039	707
Effect of ITC expenses	1,945	1,312	301	3,445	1,613
Effect of ITC revenue	(721)	(147)	(59)	(1,352)	(206)
Effect of intangible asset impairment	—	—	1,647	—	1,647
Effect of severance costs	49	15	—	49	15
Non-GAAP net income (loss)	$1,644	$1,872	$(1,919)	$2,582	$(47)

Non-GAAP net income (loss) per share
Basic and diluted	$0.03	$0.03	$(0.03)	$0.05	$—
Weighted average shares used to calculate net income (loss) per share:
Basic	54,737	56,030	56,934	54,536	56,484
Diluted	56,020	57,094	56,934	55,847	56,484

Non-GAAP net income (loss)	1,644	1,872	(1,919)	2,582	(47)
Interest expense less ITC	7	7	7	13	14
Income tax expense	65	(91)	400	115	309
Depreciation less ITC	473	545	632	904	1,177
Non-GAAP EBITDA	2,189	2,333	(880)	3,614	1,453